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                                                                     EXHIBIT 4.5

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWSKristine HackfeldFinancial Printing GroupTHE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                                 WARRANT

                      OUTREACH COMMUNICATIONS CORPORATION
                  (hereinafter referred to as the "Company")
             Incorporated Under the Laws of the State of Delaware


     Right to purchase twenty thousand three hundred (20,300) shares of the Company's $.001 par value Common Stock (the "Common Stock") at a price of one cent ($.01) per share (or such other number as determined hereunder) exercisable at any time in whole or in part, on or before the expiration date hereof as set forth herein.

     THIS CERTIFIES THAT, for value received, Gerald Youngblood (hereinafter the "Holder"), is entitled to purchase and receive the aforementioned number of shares of the stock of the Company at the time of exercise upon payment of the aforementioned price per share.

     This Warrant shall expire on the tenth (10th) anniversary date hereof.

     This Warrant shall be registered on the books of the Company, which shall be kept at its principal office for that purpose and shall be transferable in whole or in part only on said books by the registered holder hereof in person or by duly authorized attorney.

     The Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company.

     This Warrant may be exercised in whole or in part at any time or times on or before the expiration date above mentioned.

     This Warrant shall be exercised by delivery (for notation in the case of partial exercise or surrender in the case of total exercise) of this Warrant together with the Subscription Agreement attached hereto as Addendum A at the principal office of the Company prior to the expiration hereof and upon payment to the Company of the aggregate price (or the proportionate part thereof if exercised in part) for the shares so purchased.

     If all or any portion of this Warrant shall be exercised subsequent to any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation of the Company occurring after the date hereof, as a result of which
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shares of any class shall be issued in respect of outstanding shares of Common
Stock of the Company (or shall be issuable in respect of securities convertible into shares of Common Stock) or upon exercise of rights (other than this Warrant) to purchase shares of Common Stock or shares of such Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such holder would have received if this Warrant had been exercised immediately prior to such stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation.

     Neither this Warrant nor the shares issuable upon exercise of this Warrant have been registered under the Securities Act of 1933 (the "Act"), as amended, or any applicable "Blue Sky" laws and, therefore, the transfer of such securities is restricted by the Act and applicable Blue Sky laws. By acceptance of this Warrant, the Holder represents and warrants to the Company that this Warrant is acquired for the Holder's own account, for investment and not with a view to distribution within the meaning of the Act and the Holder agrees that the Holder will not offer, distribute, sell, transfer or otherwise dispose of this Warrant or the shares issuable upon exercise of this Warrant except pursuant to (i) an effective registration statement under the Act and any applicable Blue Sky laws with respect thereto, or (ii) an opinion, satisfactory to the Company, addressed to the Company, of counsel satisfactory to the Company, that such offering, distribution, sale, transfer or disposition is exempt from registration under the Act and any applicable Blue Sky laws, or
(iii) a letter from the staff of the Securities and Exchange Commission or any state securities commissioner, as the case may be, to the effect that it will recommend that no action be taken with respect to such transaction. The Holder agrees, by acceptance of this Warrant, to execute any and all documents deemed necessary by the Company and required by the regulatory authority of any state in connection with any public offering by the Company of its securities.
Subject to the restrictions set forth above, the right to purchase all or any part of the shares granted by this Warrant shall be assignable or transferable, in whole or in part, by the Holder. If this Warrant is assigned, this Warrant shall be surrendered at the principal office of the Company with a written form of assignment satisfactory to the Company duly executed. Such assignment or transfer shall confer upon such assignee or transferee all rights and benefits granted to the Holder under this Warrant, subject to the obligations and limitations herein contained, and the Company shall execute and deliver to such assignee or transferee a new Warrant in the same form and substance as this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered effective as of February 1, 1997.

                              Outreach Communications Corporation,
                              a Delaware corporation


                              By: /s/ R. C. Estes
                                 -------------------------------------
                                      R. C. Estes, Chief Executive Officer
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                                 ADDENDUM A

                            SUBSCRIPTION AGREEMENT

          (Subscription Form to be Executed Upon Exercise of Warrant)

     The undersigned, holder or assignee of such holder of the within Warrant, hereby (1) subscribes for shares of stock which the undersigned is entitled to purchase under the terms of the within Warrant, and (2) directs that the stock issuable upon exercise of said Warrant be issued and delivered to the following named person(s), payment of the exercise price to be made on delivery as follows:

Date:
      --------------------               ------------------------------
                                         Name

                                         Address:

                                         -------------------------------
                                         -------------------------------

                                         -------------------------------
                                         Signature


                                  ASSIGNMENT

(To be executed by the registered holder to effect a transfer of the within Warrant)

     FOR VALUE RECEIVED, (name) hereby sell(s), assign(s) and transfer(s) unto
(name) the right to purchase Common Stock evidenced by the within Warrant, and do(es) hereby irrevocably constitute and appoint _________ to transfer the said right on the books of the Company, with full power of substitution.

Date:
     ----------------------              ---------------------------------
                                         Signature